Exhibit 5.1

FOX ROTHSCHILD LLP

777 Flagler Drive

Suite 1700

West Palm Beach, Florida

33401

November 13, 2019

VoiceInterop, Inc.

8000 North Federal Highway, Suite 100

Boca Raton, FL  33487

Re:  VoiceInterop, Inc. (“VoiceInterop”)

Ladies and Gentlemen:

We have acted as counsel to VoiceInterop, Inc., a Florida corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-1, as amended (Registration No. 333-231420)  (the “Registration Statement”) under the Securities Act of 1933, as amended, relating to the registration of 18,469,548 shares of the Company's common stock consisting of: (i) 17,819,548 outstanding shares of common stock to be distributed (“Distribution Shares”),to the shareholders of Cleartronic, Inc. (“Cleartronic”) and (ii) 650,000 shares of common stock to be sold by certain shareholders (“Resale Shares”), as described in the Registration Statement.   The date on which the Registration Statement is declared effective by the SEC is the “Effective Date.”

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion. As to various questions of fact material to this opinion, we have relied upon representations of officers of the Company and Cleartronic in certificates to counsel and other documents furnished to us by the Company and Cleartronic (collectively, the “Certificates”) and assumed that the representations of the officers in the Certificates are correct as to questions of fact.  In rendering this opinion, we have assumed that the persons executing the documents examined by us have the legal capacity to execute such documents, the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us, the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate.

Our opinion herein is expressed solely with respect to the laws of the State of Florida and is based on those laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

For purposes of the opinions expressed below, without limiting any other exceptions or qualifications set forth herein, we have assumed that the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the prospectus and (ii) any and all prospectus supplement(s) required by applicable laws have been delivered or are deemed to be delivered as required by such laws.

Based solely upon the foregoing, it is our opinion (i) the Distribution Shares to be distributed to the shareholders of Cleartronic have been validly issued, fully paid and non-assessable; and (ii) the Resale Shares are validly issued, fully paid and non-assessable on the Effective Date.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement relating to the registration of the shares. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/S/ FOX ROTHSCHILD LLP